Exhibit 99.1

DiaMedica Therapeutics Announces Appointment of Dr. Richard Kuntz to the Board of Directors

Recently Retired Medtronic Chief Medical Officer and Chief Scientific Officer with Deep Expertise in Stroke Treatment

Minneapolis, Minnesota – May 30, 2023 (Business Wire) – DiaMedica Therapeutics Inc. (Nasdaq: DMAC), a clinical-stage biopharmaceutical company focused on acute ischemic stroke and other vascular diseases, today announced the appointment of Dr. Richard Kuntz to its Board of Directors effective May 30, 2023.

Dr. Richard Kuntz recently retired from Medtronic plc (NYSE:MDT) where he was the Chief Medical Officer & Scientific Officer and a member of the Executive Committee. Prior to that, he served as Senior Vice President and President, Neuromodulation of Medtronic from October 2005 to August 2009. Before joining Medtronic, he was the founder and Chief Scientific Officer of the Harvard Clinical Research Institute in Boston. He also served as an Associate Professor of Medicine at Harvard Medical School, Chief of the Division of Clinical Biometrics, and as an Interventional Cardiologist in the division of cardiovascular diseases at the Brigham and Women’s Hospital in Boston. In addition, he served as a founding Governor of the Patient Centered Outcomes Research Institute (PCORI), as part of the US Affordable Care Act. He also served as an advisor to multiple national and regional committees, in the National Academy of Medicine and National Institutes of Health (NIH). He is presently serving as a working group member of NIH’s Helping to End Addiction Long-term® (HEAL) program. Dr. Kuntz has directed numerous multicenter clinical trials and has authored more than 250 original publications. His major interests are traditional and alternative clinical trial design and biostatistics.

“When it comes to treating stroke patients, the clinical validation of enhancing local blood flow as a mechanism of action is evident in the effectiveness of mechanical thrombectomy and tPA. In contrast, alternative approaches like neuroprotective agents, which do not contribute to improving blood flow, have demonstrated limited clinical efficacy,” Commented Dr. Kuntz, “DM199 presents a novel pharmacological strategy to enhance blood flow by improving collateral circulation specifically in the ischemic penumbra. With its extended 24-hour therapeutic window, DM199 holds significant potential to benefit a substantial number of patients who are either ineligible for or do not receive treatment with mechanical thrombectomy or tPA.”

“We are pleased to have Rick Kuntz join our board of directors. His experience complements and broadens the competencies of our board,” said Rich Pilnik, DiaMedica’s Chairman. “Rick's instrumental role in leading Medtronic's medical advancements in neurology has positioned him as a highly valued addition to our team. We are confident that his contributions will be invaluable at this critical juncture for our ReMEDy2 pivotal acute ischemic stroke trial.”

Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine. He completed his residency and chief residency in internal medicine at the University of Texas Southwestern Medical School, Parkland Hospital, Dallas, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston. Dr. Kuntz received his Master of Science in biostatistics from the Harvard T.H. Chan School of Public Health.

About DM199

DM199 is a recombinant (synthetic) form of human tissue kallikrein-1 (KLK1). KLK1 is a serine protease (protein) that plays an important role in the regulation of diverse physiological processes including blood flow, inflammation, fibrosis, oxidative stress and neurogenesis via a molecular mechanism that increases production of nitric oxide and prostaglandin. KLK1 deficiency may play a role in multiple vascular and fibrotic diseases such as stroke, chronic kidney disease, retinopathy, vascular dementia, and resistant hypertension where current treatment options are limited or ineffective. DiaMedica is the first company to have developed and clinically studied a recombinant form of the KLK1 protein. The KLK1 protein, produced from the pancreas of pigs and human urine, has been used to treat patients in Japan, China and South Korea for decades. DM199 is currently being studied in patients with acute ischemic stroke (AIS) and patients with chronic kidney disease. In September 2021, the FDA granted Fast Track Designation to DM199 for the treatment of AIS.

About DiaMedica Therapeutics Inc.

DiaMedica Therapeutics Inc. is a clinical stage biopharmaceutical company committed to improving the lives of people suffering from serious diseases. DiaMedica’s lead candidate, DM199, is the first pharmaceutically active recombinant (synthetic) form of the KLK1 protein, an established therapeutic modality in Asia for the treatment of acute ischemic stroke and chronic kidney disease. For more information visit the Company’s website at www.diamedica.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information that are based on the beliefs of management and reflect management’s current expectations. When used in this press release, the words “anticipates,” “believes,” “look forward,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “hope,” “should,” or “will,” the negative of these words or such variations thereon or comparable terminology, and the use of future dates are intended to identify forward-looking statements and information. The forward-looking statements and information in this press release include statements regarding the significant potential of DM199 to benefit a substantial number of patients who are either ineligible for or do not receive treatment with mechanical thrombectomy or tPA. Such statements and information reflect management’s current view and DiaMedica undertakes no obligation to update or revise any of these statements or information. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Applicable risks and uncertainties include, among others, the risk that DiaMedica may not be able to lift the clinical hold or do so in a timely manner; uncertainties relating to regulatory applications and related filing and approval timelines, including the risk that FDA may not remove the clinical hold on the ReMEDy2 trial; the possibility of additional future adverse events associated with or unfavorable results from the ReMEDy2 trial; the possibility of unfavorable results from DiaMedica’s ongoing or future clinical trials of DM199; the risk that existing preclinical and clinical data may not be predictive of the results of ongoing or later clinical trials; DiaMedica’s plans to develop, obtain regulatory approval for and commercialize its DM199 product candidate for the treatment of acute ischemic stroke and chronic kidney disease and its expectations regarding the benefits of DM199; DiaMedica’s ability to conduct successful clinical testing of DM199 and within its anticipated parameters, enrollment numbers, costs and timeframes; the adaptive design of the ReMEDy2 trial and the possibility that the targeted enrollment and other aspects of the trial could change depending upon certain factors, including additional input from the FDA and the blinded interim analysis; the perceived benefits of DM199 over existing treatment options; the potential direct or indirect impact of COVID-19, hospital and medical facility staffing shortages, and worldwide global supply chain shortages on DiaMedica’s business and clinical trials, including its ability to meet its site activation and enrollment goals; DiaMedica’s reliance on collaboration with third parties to conduct clinical trials; DiaMedica’s ability to continue to obtain funding for its operations, including funding necessary to complete planned clinical trials and obtain regulatory approvals for DM199 for acute ischemic stroke and chronic kidney disease, and the risks identified under the heading “Risk Factors” in DiaMedica’s annual report on Form 10-K for the fiscal year ended December 31, 2022, quarterly report on Form 10-Q for the quarterly period ended March 31, 2023 and subsequent U.S. Securities and Exchange Commission filings. The forward-looking information contained in this press release represents the expectations of DiaMedica as of the date of this press release and, accordingly, is subject to change after such date. Readers should not place undue importance on forward-looking information and should not rely upon this information as of any other date. While DiaMedica may elect to, it does not undertake to update this information at any particular time except as required in accordance with applicable laws.

Contact:

Scott Kellen

Chief Financial Officer

Phone: (763) 496-5118
skellen@diamedica.com

Paul Papi

Corporate Communications

Phone: 617-899-5941

ppapi@diamedica.com